Exhibit 31.1

Amended  Certification

I, Yanfei Tang, certify that:

1.I have reviewed this amended quarterly amended report on Form 10-K/A of ZZLL Information Technology, Inc.;

2.Based on my knowledge, this amended report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended report;

3.Based on my knowledge, the financial statements, and other financial information included in this amended report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this amended report;

4.I’ve reviewed and based on my estimation, I confirmed that the warrants expenses reversal for the year ended  December 31, 2019 is US$141,590 and the balance as at  December 31,2019 of US$414,293 is approximately its fair value.

5. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial amended reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this amended report is being prepared;

b)designed such internal control over financial amended reporting, or caused such internal control over financial amended reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial amended reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this amended report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this amended report based on such evaluation; and

d)disclosed in this amended report any change in the registrant’s internal control over financial amended reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual amended amended report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial amended reporting; and

6. I have disclosed, based on my most recent evaluation of internal control over financial amended reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial amended reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and amended report financial information; and

b)any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial amended reporting.

Date: May 18, 2020	By:	/s/ Yanfei Tang
Yanfei Tang
Chief Executive Officer